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                                                                   EXHIBIT 10.64


(RETAIL VENTURES INC LOGO)

Date:

To:

From:      Dick Belter, Compensation Director, Human Resources

Subject:   EQUITY COMPENSATION APPROVAL NOTICE AND AGREEMENT

================================================================================

Congratulations! This is to advise you that the Compensation Committee of the Board of Directors met and has awarded you the following:

GRANTS:

STOCK APPRECIATION RIGHTS GRANT: __________ Stock Appreciation Rights (SARs) of
                                 a special three year, front-loaded grant of which:

                                         1.   __________ are STANDARD SARS

                                         2.   __________ are PERFORMANCE SARS

GOVERNING DOCUMENTS:             The SARs are subject to each of the following
                                 documents:

                                 1. The Retail Ventures, Inc. Amended and
                                 Restated 2000 Stock Incentive Plan (Stock
                                 Incentive Plan);

                                 2. Your Employment Agreement with
                                 _____________________________________; and

                                 3. This Equity Compensation Approval Notice
                                 (SAR Notice).

GRANT DATE:

GRANT PRICE:

SAR VESTING PERIOD:              1. One-third of the STANDARD SARS vest on each
                                 of the first three anniversaries of the Grant
                                 Date; provided, however, that if on any such scheduled vesting date, the Grant Price equals or exceeds the Fair Market Value (as defined in the Stock Incentive Plan) of a share of Company common stock, the Standard SARs scheduled to vest on such scheduled vesting date shall instead, subject to continued employment,
                                 Section 5.00 of your Employment Agreement and the terms of the Stock Incentive Plan, vest on the first anniversary after the scheduled vesting date on which the Fair Market Value of a share of Company common stock exceeds the Grant Price of such Standard SAR (unless such anniversary occurs subsequent to the eighth anniversary of the Grant Date). If the Fair
                                 Market Value of a share of Company common stock does not exceed the Grant Price of such Standard SAR on any anniversary date before the eighth anniversary of the Grant Date or on the eighth anniversary of the Grant Date, the Standard SARs will be forfeited.

                                 2. The PERFORMANCE SARS shall, subject to continued employment, to Section 5.00 of your Employment Agreement and to the terms of the Stock Incentive Plan, vest on the eighth anniversary of the grant date, provided that they will be subject to special accelerated vesting provisions based on the attainment of two equally weighted performance objectives: one-half of the Performance SARs will vest following a rise in the value of Company common stock (based upon the average closing price for 60 consecutive trading days, weighted by share volume each day) to 50% above the Grant Price, while the remaining Performance SARs will vest following a rise in the value of Company common stock (based upon the average closing price for 60 consecutive trading days, weighted by share volume each day) to 125% above the Grant Price.

SAR RIGHTS:                      The grant of SARs entitle you only to the right
                                 to receive cash under the terms described in this Notice and does not entitle to you to receive any shares of Company common stock.
                                 And, you are not entitled to vote or to receive any dividends associated with any shares of Company stock upon which the SARs are based.
                                 Also, the Company will adjust your SARs to reflect the effect of any corporate event within Section 4.3 of the Stock Incentive Plan.
                                 And, the Company will meet its withholding obligation in the manner described in Sections
                                 11.9 and 11.10 of the Stock Incentive Plan.

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SAR EXERCISE:                    The terms of each SAR provide that immediately
                                 upon vesting of such SAR, you will be deemed immediately to exercise such SAR and the Company will pay to you in redemption and cancellation of such SAR a lump sum amount equal to the excess, if any, of (x) the Fair Market Value of a share of Company common stock on the date of such vesting minus (y) the Grant Price. For the avoidance of doubt, the Grant Price for purposes of the performance goals set forth above shall be subject to appropriate adjustment pursuant to Section 4.3 of the Stock Incentive Plan. Also, Section 409A of the Internal Revenue Code imposes a 20 percent excise tax on the payment of any severance compensation to a Company officer if that payment is made within six months of the officer's employment termination date. If this tax would apply to the redemption of your SARS, the Company will defer payment of the redemption amount to avoid having this tax imposed on you.

RESTRICTED STOCK UNITS:          __________ Restricted Stock Units (Units).

GOVERNING DOCUMENTS:             The Units are subject to each of the following
                                 documents:

                                 1. Your Employment Agreement with
                                 ______________________________________; and

                                 2. This Equity Compensation Approval Notice
                                 (Unit Notice); but

                                 3. The Units are not subject to the Retail
                                 Ventures, Inc. Amended and Restated 2000 Stock Incentive Plan ("Stock Incentive Plan"), although terms in the Stock Incentive Plan that can be applicable to the Units will apply to the Units.

RESTRICTED STOCK UNIT VESTING:   The Units will vest, subject to continued
                                 employment and subject to Section 5.00 of your Employment Agreement, in three equal installments on each of the first three anniversaries of the Grant Date.

RESTRICTED STOCK UNIT RIGHTS:    The grant of Units entitles you only to the
                                 right to receive cash under the terms described in this Notice and does not entitled to you to receive any shares of Company common stock.
                                 Also, you are not entitled to vote or to receive any dividends associated with any shares of Company stock upon which the Units are based. The Company will adjust your Units to reflect the effect of any corporate event within Section 4.3 of the Stock Incentive Plan.
                                 And, the Company will meet its withholding obligation in the manner described in Sections
                                 11.9 and 11.10 of the Stock Incentive Plan.
                                 Other applicable rights and obligations are set forth in the Stock Incentive Plan.

RESTRICTED STOCK UNIT EXERCISE   On the date any Unit vests, the Company shall
                                 pay to you an amount in cash in redemption and cancellation of such Unit equal to the Fair
                                 Market Value of a share of Company common stock on such vesting date. Also, Section 409A of the Internal Revenue Code imposes a 20 percent exercise tax on the payment of any severance compensation to a Company officer if that payment is made within six months of the officer's employment termination date. If this tax would apply to the redemption of your Units, the Company will defer payment of the redemption amount to avoid having this tax imposed on you.


Attached for your review is a Prospectus covering Securities that have been registered under the Securities Act of 1933. If you have any questions, please call Dick Belter at 614-238-5484. Once you have reviewed, please sign the form below and return to:

         RETAIL VENTURES, INC.
         4150 E. 5TH AVENUE
         COLUMBUS, OH 43219
         ATTN.: DICK BELTER

Grantee hereby accepts that these grants are subject to all of the terms and conditions in the documents listed above (Documents). Grantee also hereby agrees as binding, conclusive and final all decisions or interpretations of the Committee upon any questions affecting the grant. Grantee acknowledges receipt of all Documents.


ACKNOWLEDGED AND ACCEPTED


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            (Print Name)                              (Signed)